UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2019

NEXPOINT RESIDENTIAL TRUST, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland	001-36663	47-1881359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 28, 2019, NexPoint Residential Trust, Inc. (the “Company”), through its operating partnership, NexPoint Residential Trust Operating Partnership, L.P. (“NXRT OP”), acquired a three-property portfolio in Phoenix, Arizona from an unaffiliated third party for approximately $132 million. The properties, The Heritage Apartment Homes, a 204-unit property built in 1995, Bella Vista Apartment Homes, a 248-unit property built in 1995, and The Enclave Apartment Homes, a 204-unit property built in 1994 (collectively, the “Phoenix Portfolio”), are situated on approximately 7.9, 13.8 and 11.4 acres of land, respectively. The Phoenix Portfolio had average monthly rents of $1,230 and 95.3% physical occupancy at acquisition and adds 656 units to the Company’s existing Phoenix portfolio of 1,199 units. In addition, the acquisition also adds an additional 425 units to the Company’s interior upgrade pipeline.

The Phoenix Portfolio acquisition was structured as a reverse 1031 exchange to facilitate the Company’s continued plan to recycle capital in a tax efficient manner from dispositions of its rehabbed assets into well-located, “covered-land” assets with value-add potential in the Company’s core target markets. The Company funded the purchase price with cash on hand, borrowings of approximately $52.8 million under a new revolving credit facility entered into with SunTrust Bank, as administrative agent, and the lenders party thereto and approximately $79.0 million in new first mortgages with Freddie Mac, each of which were entered into on January 28, 2019. Following the completion of the reverse 1031 exchange and execution of the Company’s value-add plans, management expects the Phoenix Portfolio’s loan-to-value ratio to stabilize to approximately 50%. A presentation further detailing the merits of the acquisition of the Phoenix Portfolio can be found under “News & Presentations” in the Investor Relations section of the Company’s website (www.nexpointliving.com).

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements. The financial information relating to the Phoenix Portfolio required under Rule 3-14 of Regulation S-X will be filed by an amendment to this report no later than April 15, 2019, which is the first business day that is 71 calendar days from the date that this report must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required under Article 11 of Regulation S-X will be filed by an amendment to this report no later than April 15, 2019, which is the first business day that is 71 calendar days from the date that this report must be filed.

(d) Exhibits. None.

Cautionary Notice Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding expected value-add plans, loan-to-value ratio and plan to recycle capital. They are not guarantees of future results and are subject to risks, uncertainties, assumptions and anticipated sales of properties that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s other filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts Title: Chief Financial Officer, Executive VP-Finance and Treasurer

Date: January 31, 2019